                                  Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Callisto Pharmaceuticals, Inc.
New York, New York

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated April 8, 2004, relating to the consolidated financial statements of Callisto Pharmaceuticals, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO Seidman, LLP

BDO Seidman, LLP
New York, New York

August 2, 2004